Exhibit 10(b)55

FIFTH AMENDMENT AND CONSENT,

dated as of November 15, 2012,

to

LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT,

dated as of December 22, 2003, as amended,

AMONG

SYSTEM ENERGY RESOURCES, INC.,

UNION BANK, N.A. (formerly known as Union Bank of California, N.A.), as Administrating Bank and a Funding Bank,

U.S. BANK NATIONAL ASSOCIATION,
as Syndication Agent and a Funding Bank,

BNP PARIBAS,
as Documentation Agent

and

THE PARTICIPATING BANKS NAMED THEREIN

______________________________________________

UNION BANK, N.A., BNP PARIBAS and U.S. BANK NATIONAL ASSOCIATION,
as Joint Lead Arrangers and Joint Bookrunners

FIFTH AMENDMENT AND CONSENT TO LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT

This FIFTH AMENDMENT AND CONSENT, dated as of November 15, 2012 (this “Amendment”), is made by and among SYSTEM ENERGY RESOURCES, INC., an Arkansas corporation (the “Company”), UNION BANK, N.A. (formerly known as Union Bank of California, N.A.) (“Union Bank”), as Administrating Bank and as Funding Bank under the Existing Agreement (as defined below), U.S. BANK NATIONAL ASSOCIATION, as a New Funding Bank (as defined below), and the banks listed on the signature pages of this Amendment as “Participating Banks” (such banks, together with their respective permitted assignees from time to time, being referred to herein, collectively, as the “Participating Banks”).

PRELIMINARY STATEMENTS:

1.           The Company, Union Bank, as Administrating Bank and as Funding Bank, Crédit Agricole Corporate and Investment Bank (formerly known as Calyon New York Branch), as Syndication Agent, U.S. Bank National Association, as Documentation Agent, and the Participating Banks previously entered into that certain Letter of Credit and Reimbursement Agreement, dated as of December 22, 2003, as amended by the Amendment to Letter of Credit and Reimbursement Agreement, dated as of December 22, 2003, the First Amendment and Consent, dated as of May 3, 2004, the Second Amendment and Consent, dated as of December 17, 2004, the Third Amendment and Consent, dated as of May 14, 2009, and the Fourth Amendment and Consent, dated as of April 15, 2010 (as so amended, the “Existing Agreement”, and as amended by this Amendment, the “Amended Agreement”, and as the Amended Agreement may hereafter be amended, supplemented or otherwise modified from time to time, the “Reimbursement Agreement”).

2.           The Company and the Participating Banks now wish to amend the Existing Agreement in certain particulars.  The Company and the Participating Banks have agreed to such amendments, on the terms and conditions set forth herein.  The parties hereto therefore agree as follows (capitalized terms used but not defined herein having the meanings assigned to such terms in the Existing Agreement):

SECTION 1.  Amendments to Existing Agreement.  The Existing Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, hereby amended as follows:

(a)           Preamble.  The preamble to the Existing Agreement is hereby amended in its entirety to read as follows:

LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT, dated as of December 22, 2003, among SYSTEM ENERGY RESOURCES, INC., an Arkansas corporation (the “Company”), UNION BANK, N.A. (formerly known as Union Bank of California, N.A.), as administrating bank (in such capacity, the “Administrating Bank”), UNION BANK, N.A. (formerly known as Union Bank of California, N.A.), as issuer of the Letter of Credit (as defined below) in favor of Cypress GG2, LLC (and the permitted successors and assigns of Cypress GG2, LLC) (in such capacity, the “Cypress Funding Bank”), U.S. BANK NATIONAL ASSOCIATION, as issuer of the Letter of Credit (as defined below) in favor of RCMC I, Inc. (and the permitted successors and assigns of RCMC I, Inc.) (in such capacity, the “RCMC Funding Bank”, and together with the Cypress Funding Bank being referred to herein, individually, as a “Funding Bank” and, collectively, as the “Funding Banks”), U.S. BANK NATIONAL ASSOCIATION, as syndication agent (in such capacity, the “Syndication Agent”), BNP PARIBAS, as documentation agent (in such capacity, the “Documentation Agent” and, together with the Syndication Agent and the Administrating Bank, collectively referred to as the “Agents”), and the banks listed on the signature pages hereof under the heading “Participating Banks” and the other banks from time to time party to this Agreement (each, a “Participating Bank” and, collectively, the “Participating Banks”).

(b)           Aggregate Maximum Credit Amount.  The definition of “Aggregate Maximum Credit Amount” contained in Section 1(a) of the Existing Agreement is hereby amended in its entirety to read as follows:

“Aggregate Maximum Credit Amount” means, at any date, the sum of the then Maximum Credit Amounts of the Letters of Credit.

(c)           Disclosure Documents.  The definition of “Disclosure Documents” contained in Section 1(a) of the Existing Agreement is hereby amended in its entirety to read as follows:

“Disclosure Documents” means (i) the Annual Reports on Form 10-K with respect to Entergy, the Company and the Operating Companies for the year ended December 31, 2011, (ii) the Quarterly Reports on Form 10-Q with respect to Entergy, the Company and the Operating Companies for the quarters ended March 31, 2012 and June 30, 2012, and (iii) the Current Report on Form 8-K with respect to Entergy and the Operating Companies filed with the SEC on September 18, 2012, copies of which have been furnished to the Banks.

(d)           Fee Letter.  The definition of “Fee Letter” contained in Section 1(a) of the Existing Agreement is hereby amended in its entirety to read as follows:

“Fee Letters” means (i) the Third Amended and Restated Fee Letter, dated November 15, 2012, between the Company and the Administrating Bank, and (ii) the Fee Letter, dated November 15, 2012, between the Company and U.S. Bank National Association, as RCMC Funding Bank, in each case, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

(e)           Index Debt.  The definition of “Index Debt” contained in Section 1(a) of the Existing Agreement is hereby amended in its entirety to read as follows:

“Index Debt” means (i) the senior, secured, long-term indebtedness for borrowed money of the Company issued under the First Mortgage Indenture that is not guaranteed by any other Person or subject to any other credit enhancement or (ii) if no such indebtedness is outstanding under the First Mortgage Indenture, the senior, secured, long-term indebtedness for borrowed money of the Company that is not guaranteed by any other Person or subject to any other credit enhancement.

(f)           Stated Expiration Date.  The definition of “Stated Expiration Date” contained in Section 1(a) of the Existing Agreement is hereby amended in its entirety to read as follows:

“Stated Expiration Date” means August 31, 2015.

(g)           Transaction Documents.  The definition of “Transaction Documents” contained in Section 1(a) of the Existing Agreement is hereby amended by deleting the phrase “the Fee Letter” in its entirety and substituting therefor the new phrase “the Fee Letters”.

(h)           New Definitions.  The following new definitions are hereby added to Section 1(a) of the Existing Agreement in the appropriate alphabetical order:

“Anti-Terrorism Laws” has the meaning set forth in Section 10(l) hereof.

“Bank Insolvency Event” means that (i) a Participating Bank or its Bank Parent is insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors, or (ii) a Participating Bank or its Bank Parent is the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, intervenor or sequestrator or the like has been appointed for such Participating Bank or its Bank Parent, or such Participating Bank or its Bank Parent has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment; provided that, a Bank Insolvency Event shall not be deemed to have occurred solely by virtue of the ownership or acquisition of any equity interest in that Participating Bank or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Participating Bank with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Participating Bank (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Participating Bank.

“Bank Parent” means, with respect to a Participating Bank, the bank holding company (as defined in Federal Reserve Board Regulation Y), if any, of such Participating Bank, and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the shares of such Participating Bank.

“Cash Collateralize” means, in respect of an obligation, provide and pledge (as a first priority perfected security interest) cash collateral in United States dollars at a location and pursuant to documentation in form and substance satisfactory to the Administrating Bank and the Funding Banks (and “Cash Collateralization” has a corresponding meaning).

“Cypress Funding Bank” has the meaning set forth in the preamble hereto.

“Defaulting Bank” means at any time, subject to Section 2(m)(iv) hereof, (i) any Participating Bank that has failed, for two (2) or more Business Days from the date required to be funded or paid, to (A) fund any portion of its Advances, (B) fund any portion of its participations in Letters of Credit or (C) pay over to the Administrating Bank or any Funding Bank any other amount required to be paid by it hereunder (each, a “funding obligation”), unless, in the case of clause (A) above, such Participating Bank notifies the Administrating Bank and the Company in writing that such failure is the result of such Participating Bank’s determination that one or more conditions precedent to funding has not been satisfied (which conditions precedent, together with the applicable default, if any, will be specifically identified in such writing), (ii) any Participating Bank that has notified the Administrating Bank, the Company or any Funding Bank in writing, or has stated publicly, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or statement states that such position is based on such Participating Bank’s determination that one or more conditions precedent to funding cannot be satisfied (which conditions precedent, together with the applicable default, if any, will be specifically identified in such writing or public statement), (iii) any Participating Bank that has defaulted generally on its funding obligations under other loan agreements, credit agreements and other similar agreements, (iv) any Participating Bank that has, for three (3) or more Business Days after written request by the Administrating Bank, the Company or any Funding Bank, failed to confirm in writing to the Administrating Bank, the Company and such Funding Bank that it will comply with its prospective funding obligations hereunder (provided, that such Participating Bank will cease to be a Defaulting Bank pursuant to this clause (iv) upon the Administrating Bank’s, the Company’s and such Funding Bank’s receipt of such written confirmation), or (v) any Participating Bank with respect to which a Bank Insolvency Event has occurred and is continuing with respect to such Participating Bank or its Bank Parent.  Any determination by the Administrating Bank that a Participating Bank is a Defaulting Bank under any of clauses (i) through (v) above will be conclusive and binding absent manifest error, and such Participating Bank will be deemed to be a Defaulting Bank (subject to Section 2(m)(iv) hereof) upon notification of such determination by the Administrating Bank to the Company, the Funding Banks and the Participating Banks.

“Executive Order” has the meaning set forth in Section 10(l) hereof.

“Fifth Amendment” means the Fifth Amendment and Consent, dated as of November 15, 2012, by and among the Company, Union Bank, N.A., as Administrating Bank and as Funding Bank under the Existing Agreement (as defined therein), U.S. Bank National Association, as New Funding Bank (as defined therein), and the Participating Banks party thereto, which Fifth Amendment and Consent amended this Agreement pursuant to the terms thereof.

“First Mortgage Indenture” means the Mortgage and Deed of Trust, dated as of June 15, 1977, between the Company and The Bank of New York Mellon (successor to United States Trust Company of New York) and Douglas J. MacInnes (successor to Gerard P. Ganey and Malcolm J. Hood), as trustees, as amended and supplemented from time to time.

“Non-Defaulting Bank” means, at any time, a Participating Bank that is not a Defaulting Bank or a Potential Defaulting Bank.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“OFAC Lists” means, collectively, the List of Specially Designated Nationals and Blocked Persons maintained by OFAC, as amended from time to time, or any similar lists issued by OFAC.

“Patriot Act” has the meaning set forth in Section 31 hereof.

“Potential Defaulting Bank” means, at any time, (i) any Participating Bank with respect to which an event of the kind referred to in the definition of “Bank Insolvency Event” has occurred and is continuing in respect of any Subsidiary of such Participating Bank, or (ii) any Participating Bank that has notified, or whose Bank Parent or a Subsidiary thereof has notified, the Administrating Bank, the Company or any Funding Bank in writing, or has stated publicly, that it does not intend to comply with its funding obligations generally under other loan agreements, credit agreements and other similar agreements, unless such writing or statement states that such position is based on such Participating Bank’s determination that one or more conditions precedent to funding cannot be satisfied (which conditions precedent, together with the applicable default, if any, will be specifically identified in such writing or public statement).  Any determination by the Administrating Bank that a Participating Bank is a Potential Defaulting Bank under any of clauses (i) and (ii) above will be conclusive and binding absent manifest error, and such Participating Bank will be deemed a Potential Defaulting Bank (subject to Section 2(m)(iv) hereof) upon notification of such determination by the Administrating Bank to the Company, the Funding Banks and the Participating Banks.

“Prohibited Person” means any Person with whom citizens or permanent residents of the United States, Persons (other than individuals) organized under the laws of the United States or any jurisdiction thereof and all branches and subsidiaries thereof, Persons physically located within the United States or Persons otherwise subject to the jurisdiction of the United States are restricted from doing business under regulations of OFAC (including any Persons subject to country-specific or activity-specific sanctions administered by OFAC and any Persons named on any OFAC List) or pursuant to any other law, rules, regulations or other official acts of the United States.  As of November 15, 2012, certain information regarding Prohibited Persons issued by the United States can be found on the website of the United States Department of Treasury at www.treas.gov/ofac/.  “Prohibited Person” also includes Persons on the United Nations sanction list and the European Union consolidated list available at http://eeas.europa.eu/cfsp/sanctions/consol-list_en.htm and http://www.hm-treasury.gov.uk/fin_sanctions_index.htm.

“RCMC Funding Bank” has the meaning set forth in the preamble hereto.

(i)           Deleted Definitions.  The following definitions contained in Section 1(a) of the Existing Agreement are hereby deleted in their entirety:

(i)           “Participation Transfer Date”;

(ii)           “Participation Transfer Period”; and

(iii)           “Transferred Amount”.

(j)           Changes in Generally Accepted Accounting Principles.  The second sentence of Section 1(b) of the Existing Agreement is hereby amended in its entirety to read as follows:

“Unless otherwise specified herein, all accounting terms used herein shall be interpreted in accordance with generally accepted accounting principles, and all accounting determinations with respect to any Person required to be made hereunder shall be made, and all financial statements of any Person required to be delivered hereunder shall be prepared, in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by such Person’s independent public accountants) with the most recent audited consolidated financial statements of such Person and its Subsidiaries delivered to the Banks; provided, however, that if changes in generally accepted accounting principles or the application thereof used in the preparation of any financial statement of any Person required to be delivered hereunder affect compliance with any financial covenant contained in Section 12(f) or 12(g) hereof, the Company, the Administrating Bank and the Participating Banks agree to negotiate in good faith such modifications as are necessary to reflect such changes in generally accepted accounting principles and, until such provisions are modified, determinations of compliance with the financial covenants contained in Sections 12(f) and 12(g) hereof shall be made on the basis of generally accepted accounting principles and the application thereof as in effect and applied immediately before such change became effective, and all financial statements shall be provided together with a reconciliation between the calculations and amounts set forth therein before and after giving effect to such changes in generally accepted accounting principles.”

(k)           Construction.  Section 1(b) of the Existing Agreement is hereby further amended by adding the following new sentences at the end thereof:

“Unless the context requires otherwise, (i) any definition of or reference in this Agreement to any of the Transaction Documents or any other agreement, instrument or document shall be construed as referring to such Transaction Document, agreement, instrument or document as amended, supplemented, restated, replaced or otherwise modified and in effect from time to time (subject to any restrictions on such amendments, supplements, restatements, replacements or modifications set forth herein or in any other Transaction Document), (ii) references herein to any law, statute, ordinance, treaty, code, order, rule or regulation are to be construed as including all provisions consolidating, amending or replacing such law, statute, ordinance, treaty, code, order, rule or regulation, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, and (iv) all references herein to Sections, Exhibits and Schedules shall be construed to refer to Sections of, and Exhibits and Schedules to, this Agreement.  Each reference in this Agreement or any Collateral Agreement to “the Funding Bank” shall mean and be a reference to the Funding Banks, each Funding Bank, the applicable Funding Bank or any Funding Bank, as the context may require, and any determination of the appropriate reference and context by the Administrating Bank shall be conclusive and binding on all parties, in the absence of manifest error.”

(l)           Defaulting Banks.  Section 2 of the Existing Agreement is hereby amended by adding the following new subsection (m) at the end thereof:

“(m)           Defaulting Banks.

(i) Anything herein to the contrary notwithstanding, during such period as a Participating Bank is a Defaulting Bank, such Defaulting Bank will not be entitled to any fees accruing during such period pursuant to Sections 3(b) and 3(e) hereof (without prejudice to the rights of the Non-Defaulting Banks in respect of such fees), provided that such fees will instead accrue for the benefit of and be payable to the Funding Banks, as applicable (and the pro rata payment provisions of Section 6(d) hereof will automatically be deemed adjusted to reflect the provisions of this Section).

(ii) If any Participating Bank becomes, and during the period it remains, a Defaulting Bank, the following provisions shall apply with respect to the participation interest of such Defaulting Bank in the Letters of Credit and its rights and obligations hereunder:

(A)  the Company shall, not later than three (3) Business Days after demand by the Administrating Bank (at the direction of a Funding Bank), (1) Cash Collateralize the obligations of the Company to the Funding Banks in respect of such Defaulting Bank’s participation interest in the Letters of Credit in an amount at least equal to such Defaulting Bank’s Participation Percentage of the Aggregate Maximum Credit Amount, or (2) make other arrangements satisfactory to the Administrating Bank and to the Funding Banks, in their sole discretion, to protect them against the risk of non-payment by such Defaulting Bank;

(B)           if such Participating Bank has failed to pay to any Funding Bank any amount required by Section 5(a) hereof within two (2) Business Days following the date on which such payment was due from such Participating Bank, the Company shall, not later than one (1) Business Day after demand by the Administrating Bank (at the direction of such Funding Bank), reimburse such Funding Bank in full for such amount; and

(C) any amount paid by the Company or otherwise received by the Administrating Bank for the account of such Defaulting Bank under this Agreement (whether on account of principal, interest, fees, indemnity payments or other amounts) will not be paid or distributed to such Defaulting Bank, but will instead be retained by the Administrating Bank in a segregated account until (subject to Section 2(m)(iv) hereof) the termination of the Letters of Credit and payment in full of all obligations of the Company hereunder and will be applied by the Administrating Bank, to the fullest extent permitted by law, to the making of payments from time to time in the following order of priority:  first, to the payment of any amounts owing by such Defaulting Bank to the Administrating Bank under this Agreement, second, to the payment of any amounts owing by such Defaulting Bank to the Funding Banks (pro rata as to the respective amounts owing to each of them) under this Agreement, third, to the payment of post-default interest and then current interest due and payable to the Participating Banks hereunder other than Defaulting Banks, ratably among them in accordance with the amounts of such interest then due and payable to them, fourth, to the payment of fees then due and payable to the Non-Defaulting Banks hereunder, ratably among them in accordance with the amounts of such fees then due and payable to them, fifth, to pay principal and unreimbursed amounts then due and payable under the Letters of Credit to the Non-Defaulting Banks hereunder ratably in accordance with the amounts thereof then due and payable to them, sixth, to the ratable payment of other amounts then due and payable to the Non-Defaulting Banks, and seventh, after the termination of the Letters of Credit and payment in full of all obligations of the Company hereunder, to pay amounts owing under this Agreement to such Defaulting Bank or as a court of competent jurisdiction may otherwise direct.

(iii) If any Participating Bank becomes, and during the period it remains, a Defaulting Bank or a Potential Defaulting Bank, any Funding Bank may, by notice to the Company and such Defaulting Bank or Potential Defaulting Bank through the Administrating Bank, require the Company to Cash Collateralize the obligations of the Company to such Funding Bank in respect of the Letter(s) of Credit issued by such Funding Bank, in an amount at least equal to such Participating Bank’s Participation Percentage of the Maximum Credit Amount of such Letter(s) of Credit, or to make other arrangements satisfactory to the Administrating Bank and to such Funding Bank in their sole discretion to protect them against the risk of non-payment by such Defaulting Bank or Potential Defaulting Bank.

(iv) If the Company, the Administrating Bank and the Funding Banks agree in writing that a Participating Bank is no longer a Defaulting Bank or a Potential Defaulting Bank, as the case may be, the Administrating Bank will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any amounts then held in the segregated account referred to in Section 2(m)(ii)(C) hereof), such Participating Bank will, to the extent applicable, purchase at par such portion of the outstanding Advances of the other Participating Banks and/or make such other adjustments as the Administrating Bank may determine to be necessary to cause the outstanding principal amount of any Advances held by the Participating Banks to be on a pro rata basis in accordance with their respective Participation Percentages, whereupon such Participating Bank will cease to be a Defaulting Bank or Potential Defaulting Bank and will be a Non-Defaulting Bank (and such outstanding Advances held by each Participating Bank will automatically be adjusted on a prospective basis to reflect the foregoing); provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Company while such Participating Bank was a Defaulting Bank or a Potential Defaulting Bank; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Bank or Potential Defaulting Bank to Non-Defaulting Bank will constitute a waiver or release of any claim of any party hereunder arising from such Participating Bank’s having been a Defaulting Bank or Potential Defaulting Bank.”

(m)           Fee Letters.  Section 3(a) of the Existing Agreement is hereby amended in its entirety to read as follows:

“(a) for the account of each Funding Bank, a fee with respect to each Letter of Credit issued by such Funding Bank as separately agreed upon between the Company and such Funding Bank in accordance with the terms of the applicable Fee Letter;”

(n)           Administrating Bank Fees.  Section 3(d) of the Existing Agreement is hereby amended in its entirety to read as follows:

“(d) for the account of the Administrating Bank, fees computed and payable in accordance with the terms of the Fee Letter to which the Administrating Bank is a party;”

(o)           Commitment Fee.  Section 3(e) of the Existing Agreement is hereby amended in its entirety to read as follows:

“(e) for the account of each Participating Bank, a commitment fee with respect to each Letter of Credit (the “Commitment Fee”) equal to the Applicable Rate per annum of the product of (i) such Participating Bank’s Participation Percentage and (ii) the excess of (A) the Maximum Credit Amount of such Letter of Credit in effect from time to time over (B) the Maximum Drawing Amount of such Letter of Credit in effect from time to time, from and including the Date of Issuance of such Letter of Credit to but excluding the Termination Date of such Letter of Credit, payable quarterly in arrears on each January 15, April 15, July 15 and October 15 (commencing January 15, 2004), and on each such Termination Date.”

(p)           Substitute Banks.  Section 4(g) of the Existing Agreement is hereby amended in its entirety to read as follows:

“(g)           In the event that (i) any Participating Bank gives a notice with respect to it or any of its Participants pursuant to Section 4(e) hereof or (ii) any Participating Bank becomes a Defaulting Bank or a Potential Defaulting Bank, the Company may require, at its expense, such Participating Bank to assign all of its Participation Percentage of the Letters of Credit and all of its rights and obligations hereunder to a financial institution specified by the Company (a “Substitute Bank”); provided that (i) such assignment shall not conflict with or violate any law, rule or regulation or order of any court or other governmental agency or instrumentality, (ii) the Company shall have received the written consent of each of the Funding Banks and the Administrating Bank (which consent, in the case of the Administrating Bank, shall not unreasonably be withheld) to such assignment, (iii) the Company shall have paid to such assignor Participating Bank all monies accrued and owing hereunder to it and (iv) any such assignment with respect to a Defaulting Bank or a Potential Defaulting Bank will not be deemed to be a waiver or release of any claim the Company, the Administrating Bank, any Funding Bank or any other Participating Bank may have against such Defaulting Bank or Potential Defaulting Bank, as the case may be.  The Substitute Bank shall execute a counterpart of this Agreement and such additional amendments, agreements, instruments and documents as may be reasonably requested by the Administrating Bank.”

(q)           Participations.  Section 5(c) of the Existing Agreement is hereby amended in its entirety to read as follows:

“(c)           Upon receipt of a payment from the Company pursuant to Section 2 hereof (other than Section 2(m) hereof), the Funding Bank or the Administrating Bank (as the case may be) shall promptly transfer to each Participating Bank such Participating Bank’s pro rata share (determined in accordance with such Participating Bank’s Participation Percentage) of such payment based on such Participating Bank’s pro rata share (determined as aforesaid) of amounts paid pursuant to Section 5(a) hereof, and not previously reimbursed by the Company pursuant to Section 2 hereof.  All payments due to the Participating Banks from the Funding Bank pursuant to this subsection (c) shall be made to the Participating Banks if, as, and to the extent possible, when the Funding Bank receives payments in respect of drawings under the Letters of Credit or Advances pursuant to Section 2 hereof (other than Section 2(m) hereof), and in the same funds in which such amounts are received; provided that if any Participating Bank to whom the Funding Bank is required to transfer any such payment (or any portion thereof) pursuant to this subsection (c) does not receive such payment (or portion thereof) prior to 3:00 p.m. (New York time) on the Business Day on which the Funding Bank received such payment from the Company (which payment, if received by the Funding Bank after 2:00 p.m. (New York time) on any Business Day, shall be deemed, for the purposes of this proviso, to have been received on the next succeeding Business Day), the Funding Bank agrees to pay to such Participating Bank, along with its payment of the portion of such payment due to such Participating Bank, interest on such amount at a rate per annum equal to (i) for the period from and including such Business Day to but excluding the next succeeding day, the Federal Funds Effective Rate and (ii) for the period from and including the date next succeeding such Business Day to but excluding the date such amount is paid in full, the Alternate Base Rate plus 2%.  If, in connection with any case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, the Funding Bank shall be required to return to the Company, or to any trustee, receiver, liquidator, custodian or other similar official, all or any portion of such payments or interest, each Participating Bank shall, upon demand of the Funding Bank, forthwith return to the Funding Bank any amounts transferred to such Participating Bank by the Funding Bank in respect thereof pursuant to this subsection (c).”

(r)           Distributions by Funding Banks.  Section 5(d)(i) of the Existing Agreement is hereby amended by deleting the phrase “to distribute promptly” in its entirety and substituting therefor the new phrase “subject to Section 2(m) hereof, to distribute promptly”.

(s)           Payments.  Section 6(d) of the Existing Agreement is hereby amended by deleting the phrase “Except as otherwise expressly provided in Section 3, 4 or 5 hereof” in its entirety and substituting therefor the new phrase “Except as otherwise expressly provided in Section 2(m), 3, 4 or 5 hereof”.

(t)           Material Adverse Change.  Section 10(g) of the Existing Agreement is hereby amended by deleting the date “December 31, 2009” in its entirety in each place in which it appears and substituting therefor in each instance the new date “December 31, 2011”.

(u)           Anti-Terrorism Laws. Section 10 of the Existing Agreement is hereby amended by adding the following new subsection (l) at the end thereof:

“(l)            Anti-Terrorism Laws.  (i) Neither the Company nor, to the knowledge of the Company, any of its Affiliates is in violation of any Applicable Law relating to sanctions, terrorism or money laundering (“Anti-Terrorism Laws”), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”), the Patriot Act, the laws and regulations administered by OFAC, the Trading with the Enemy Act (12 U.S.C. § 95), and the International Emergency Economic Powers Act (50 U.S.C. §§ 1701-1707).

(ii)           Neither the Company nor, to the knowledge of the Company, any of its Affiliates is (A) a Prohibited Person or a Person owned or controlled by, or acting for or on behalf of, any Person that is a Prohibited Person, or (B) a Person who commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order, and none of the Company or, to the knowledge of the Company, any of its Affiliates engages in dealings or transactions with any such Persons.”

(v)           Preservation of Corporate Existence.  Section 11(a) of the Existing Agreement is hereby amended by adding the following new sentences at the end thereof:

“Notwithstanding the foregoing or any other provision contained herein or in any Collateral Agreement to the contrary, the Company may convert into, or merge with or into or consolidate with or into (in accordance with the provisions of Section 12(b) hereof), a limited liability company, provided that (A) the Company shall have provided not less than thirty (30) days’ prior written notice of such conversion, merger or consolidation to the Administrating Bank, (B) the Company shall execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including, without limitation, the filing and recording of financing statements or financing statement amendments), which may be required under any applicable law, or which the Administrating Bank may reasonably request, to grant, preserve, protect or perfect the Liens created or intended to be created by the Collateral Agreements or the validity or priority of any such Lien, all at the expense of the Company, (C) the Company shall provide, or cause to be provided, to the Administrating Bank and the Banks an opinion as to the enforceability and continuation of the Liens created pursuant to the Collateral Agreements and such other matters relating to such conversion, merger or consolidation (as the case may be) as the Administrating Bank or the Required Banks may reasonably require, and (D) following any such conversion to, or merger or consolidation with or into, a limited liability company, each reference in this Agreement and the Collateral Agreements to the term “corporation” (and other derivations thereof, including, without limitation, the term “corporate”) shall be deemed to include limited liability companies (and appropriate derivations thereof).  In addition, the Company shall give the Administrating Bank at least thirty (30) days’ prior written notice before the Company changes its name, jurisdiction of organization or entity type and shall at its own expense execute and deliver such instruments and documents as may be required by the Administrating Bank or applicable laws to maintain the perfection and priority of the Liens created or intended to be created by the Collateral Agreements.

(w)           Amendments and Waivers.  Clause (ii) of the first proviso contained in Section 14 of the Existing Agreement is hereby amended by deleting the phrase “(other than fees payable to the Administrating Bank or the Funding Bank pursuant to the Fee Letter)” in its entirety and substituting therefor the new phrase “(other than fees payable to the Administrating Bank or any Funding Bank pursuant to a Fee Letter)”.

(x)           Voting Rights of Defaulting Banks.  Section 14 of the Existing Agreement is hereby amended by adding the following new paragraph at the end thereof:

“Anything herein to the contrary notwithstanding, during such period as a Participating Bank is a Defaulting Bank, to the fullest extent permitted by applicable law, such Participating Bank will not be entitled to vote in respect of amendments and waivers hereunder, and the Participation Percentage and the outstanding Advances of such Participating Bank hereunder will not be taken into account in determining whether the Required Banks or all of the Participating Banks, as required, have approved any such amendment or waiver (and the definition of “Required Banks” will automatically be deemed modified accordingly for the duration of such period); provided, that any such amendment or waiver that would increase the Participation Percentage of such Defaulting Bank, extend the date fixed for the payment of principal or interest owing to such Defaulting Bank hereunder, reduce the principal amount of any obligation owing to such Defaulting Bank, reduce the amount of or the rate or amount of interest on any amount owing to such Defaulting Bank or of any fee payable to such Defaulting Bank hereunder, or alter the terms of this proviso, will require the consent of such Defaulting Bank.”

(y)           Right of Setoff.  Section 17(a) of the Existing Agreement is hereby amended by adding the following new proviso at the end of the first sentence thereof immediately preceding the period:

“; provided that in the event that any Defaulting Bank shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrating Bank for further application in accordance with the provisions of Section 2(m)(ii)(C) hereof and, pending such payment, shall be segregated by such Defaulting Bank from its other funds and deemed held in trust for the benefit of the Administrating Bank, the Funding Banks and the Participating Banks, and (y) the Defaulting Bank shall provide promptly to the Administrating Bank a statement describing in reasonable detail the obligations owing to such Defaulting Bank as to which it exercised such right of setoff”

(z)           Setoff by Funding Banks.  Section 17(a) of the Existing Agreement is hereby further amended by deleting the phrase “to be applied in reduction of the obligations of the Company pursuant to Section 2 hereof” in its entirety and substituting therefor the new phrase “to be applied in reduction of the obligations of the Company pursuant to Section 2 hereof (other than any such setoff applied in reduction of the Company’s obligations to any Funding Bank pursuant to Section 2(m) hereof)”.

(aa)           Extension of Letters of Credit.  Section 19 of the Existing Agreement is hereby deleted in its entirety and the phrase “[Reserved].” is hereby substituted therefor.

(bb)           Sales of Participations; Assignments.  Section 23 of the Existing Agreement is hereby amended by adding the following new subsections (d) and (e) at the end thereof:

“(d)           Notwithstanding the foregoing provisions of this Section 23 or any other provision contained herein to the contrary, no Participating Bank may grant participations in its participation in the Letters of Credit or assign all or a portion of its obligations hereunder to (i) the Company or any of the Company’s Affiliates or Subsidiaries or (ii) any Defaulting Bank, any Potential Defaulting Bank or any of their respective Subsidiaries, or any Person who, upon becoming a Participating Bank or a Participant hereunder, would constitute any of the foregoing Persons described in this clause (ii).

(e)           In connection with any assignment of rights and obligations of any Defaulting Bank hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrating Bank in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Company and the Administrating Bank, the applicable pro rata share of Advances previously required to be made by such Defaulting Bank but not funded by such Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (i) pay and satisfy in full all payment liabilities then owed by such Defaulting Bank to the Administrating Bank, each Funding Bank and each other Participating Bank hereunder (and interest accrued thereon), and (ii) acquire (and fund as appropriate) its full pro rata share of all Advances and participations in Letters of Credit in accordance with its Participation Percentage.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Bank hereunder shall become effective under applicable law without compliance with the provisions of this subsection, then the assignee of such interest shall be deemed to be a Defaulting Bank for all purposes of this Agreement until such compliance occurs.  Notwithstanding any other provision contained herein to the contrary, except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Bank will constitute a waiver or release of any claim of any party hereunder arising from that Person’s having been a Defaulting Lender.”

(cc)           Administrating Bank.  Section 24(b) of the Existing Agreement is hereby amended by adding the following new sentences at the end thereof:

“Notwithstanding the foregoing provisions of this subsection (b) or any other provision contained herein to the contrary, the Administrating Bank shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrating Bank to liability or that is contrary to any Transaction Document or Applicable Law, including, for the avoidance of doubt, any action that may be in violation of the automatic stay under any Bankruptcy Code or that may effect a forfeiture, modification or termination of property of a Defaulting Bank in violation of any Bankruptcy Code.  In addition, anything herein to the contrary notwithstanding, no Joint Lead Arranger or Joint Bookrunner listed on the cover page of the Fifth Amendment shall have any rights, powers, duties or responsibilities in such capacity under this Agreement or any of the other Transaction Documents.”

(dd)           Severability.  Section 27 of the Existing Agreement is hereby amended by adding the following new sentence at the end thereof:

“Without limiting the foregoing provisions of this Section 27, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Banks shall be limited by any Bankruptcy Code, as determined in good faith by the Administrating Bank or any Funding Bank, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.”

(ee)           Schedule of Participating Banks’ Risk Percentages.  Schedule 1 to the Existing Agreement is hereby deleted in its entirety and the new Schedule 1 attached hereto is hereby substituted therefor.

(ff)           Pricing Schedule.  The Existing Agreement is hereby amended by attaching Schedule 3 (Pricing Schedule) attached hereto as Schedule 3 to the Existing Agreement.

SECTION 2.  Consent to Amendment to and Issuance of Letters of Credit.  Subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the Company and the Participating Banks hereby (a) consent to, and authorize the Cypress Funding Bank (as defined in the Amended Agreement) to execute and deliver to Cypress GG2, LLC, an amendment to the Letter of Credit issued in favor of Cypress GG2, LLC, in substantially the form of Exhibit B attached hereto, and (b) consent to, and authorize the RCMC Funding Bank (as defined in the Amended Agreement) to execute and deliver to RCMC I, Inc., a Letter of Credit in favor of RCMC I, Inc., in substantially the form of Exhibit C attached hereto (provided, that, prior to or contemporaneously with the issuance of such Letter of Credit to RCMC I, Inc., the executed original Irrevocable Letter of Credit No. 306S235347, dated December 22, 2003, as amended by Amendment No. 1 thereto, dated May 4, 2004, Amendment No. 2 thereto, dated December 17, 2004,  Amendment No. 3 thereto, dated May 14, 2009, and Amendment No. 4 thereto, dated April 15, 2010 (as so amended, the “Existing RCMC Letter of Credit”), issued by Union Bank shall have been surrendered for cancellation by RCMC I, Inc., accompanied by a surrender certificate in the form of Exhibit 7 to the Existing RCMC Letter of Credit duly executed by RCMC I, Inc.).

SECTION 3.  Conditions of Effectiveness.  This Amendment shall become effective as of the date hereof when, and only when, the Administrating Bank shall have received:  (a) counterparts of this Amendment executed by the Company, the Administrating Bank, the Funding Bank and each of the Participating Banks (in sufficient quantity for each party to have a fully executed original), (b) for the account of each Participating Bank, an upfront fee in the amount agreed upon by the Company and such Participating Bank, as notified in writing by the Company to the Administrating Bank on or before the date hereof, (c) for the account of the Administrating Bank, the fees set forth in that certain Third Amended and Restated Fee Letter, dated the date hereof, between the Company and the Administrating Bank, to the extent that such fees are due and payable on the effective date of this Amendment, and (d) all of the following documents, each document being dated the date of receipt thereof by the Administrating Bank (which date shall be the same for all such documents), in form and substance satisfactory to the Administrating Bank:

(i) An opinion of Morgan, Lewis & Bockius, LLP, as New York counsel to the Company.

(ii) An opinion of Friday, Eldredge & Clark, LLP, as Arkansas counsel to the Company.

(iii) Copies of the resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance by the Company of this Amendment, certified by the Secretary or an Assistant Secretary of the Company (which certificate shall state that such resolutions are in full force and effect as of such date and have not been modified, rescinded or amended since the date of adoption thereof).

(iv) Certified copies of all approvals, authorizations, orders or consents of, or notices to or registrations with, any governmental body or agency required for the Company to execute, deliver and perform its obligations under this Amendment.

(v) Certificates as to the good standing of the Company, as of a recent date, from the Secretary of State of the State of Arkansas and the Secretary of State of the State of Mississippi.

(vi) A certificate of the Secretary or Assistant Secretary of the Company certifying (A) that attached thereto is a true and complete copy of the by-laws of the Company as in effect on such date and at all times since a date prior to the date of the resolutions described in clause (iii) above, (B) that (x) attached thereto is a true and complete copy of the certificate or articles of incorporation, including all amendments thereto, of the Company and (y) such certificate or articles of incorporation have not been amended since the date of the last amendment thereto, and (C) as to the incumbency and specimen signature of each officer executing this Amendment or any other document or certificate delivered in connection herewith on behalf of the Company; together with a certificate of another officer of the Company as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the foregoing certificate.

(vii) The consent of Entergy Corporation, Entergy Arkansas, Inc., Entergy Louisiana, LLC, Entergy Mississippi, Inc. and Entergy New Orleans, Inc., in substantially the form of Exhibit A hereto, duly executed by an authorized officer thereof.

(viii) A certificate of a duly authorized officer of the Company (the statements in which shall be true) stating that (A) the representations and warranties contained in Section 10 of the Amended Agreement are true and correct on and as of such date as though made on and as of such date, and (B) no Reimbursement Default, Prepayment Event, Event of Default, Indenture Event of Default, Event of Loss or Deemed Loss Event has occurred and is continuing and no Reimbursement Default, Prepayment Event, Event of Default, Indenture Event of Default, Event of Loss or Deemed Loss Event will result from the execution, delivery and performance of this Amendment or the consummation of the transactions contemplated thereby.

SECTION 4.  Replacement of Funding Bank for Letter of Credit Issued to RCMC I, Inc.

(a)           Replacement of Funding Bank.  The parties hereto hereby agree that, effective as of the date of satisfaction of the conditions precedent set forth in subsection (c) below, Union Bank, in its capacity as issuer of the Existing RCMC Letter of Credit (in such capacity, the “Existing RCMC Funding Bank”), shall be replaced as issuer of the Letter of Credit in favor of RCMC I, Inc. by U.S. Bank National Association (in such capacity, the “New Funding Bank”).

(b)           New Funding Bank.  The New Funding Bank acknowledges and agrees that, effective as of the date of satisfaction of the conditions precedent set forth in subsection (c) below, (i) it is a “Funding Bank” under the Reimbursement Agreement, (ii) by its execution and delivery of this Amendment, it is deemed a party to the Reimbursement Agreement as if it were a signatory thereof in such capacity and (iii) with respect to the Letter of Credit it issues, it assumes all obligations, and acquires all rights and remedies, of a “Funding Bank” under the Reimbursement Agreement and the Collateral Agreements.

(c)           Conditions to Replacement of Existing RCMC Funding Bank.  The replacement of the Existing RCMC Funding Bank by the New Funding Bank pursuant to subsection (a) above shall become effective on the date on which each of the following conditions is satisfied:

(i) The conditions precedent to the effectiveness of this Amendment set forth in Section 3 hereof shall have been satisfied.

(ii) The New Funding Bank shall have issued a Letter of Credit, in substantially the form of Exhibit C attached hereto, in replacement of the Existing RCMC Letter of Credit, to RCMC I, Inc., and all conditions to the issuance of such replacement Letter of Credit set forth in the Participation Agreement to which RCMC I, Inc. is a party shall have been satisfied (or waived in accordance with the terms thereof), including, without limitation, the receipt by RCMC I, Inc. of a legal opinion of Dorsey & Whitney LLP, counsel to the New Funding Bank, in form and substance reasonably satisfactory to RCMC I, Inc.

(iii) The Existing RCMC Letter of Credit shall have been surrendered for cancellation in New York, New York by RCMC I, Inc. pursuant to Section 2 hereof, contemporaneously with the issuance and delivery to RCMC I, Inc. in New York, New York of such replacement Letter of Credit, and returned to the Existing RCMC Funding Bank.

(iv) The Company shall have paid all unpaid fees accrued for the account of the Existing RCMC Funding Bank pursuant to the Fee Letter.

SECTION 5.  Representations and Warranties of the Company.  The Company represents and warrants as follows:

(a)           The execution and delivery of this Amendment, and the performance by the Company of this Amendment and the Amended Agreement, have been duly authorized by all necessary corporate action on its part and do not, and will not, require the consent or approval of its shareholder, or any trustee or holder of any Indebtedness or other obligation of it.

(b)           The execution and delivery of this Amendment, and the performance by the Company of this Amendment and the Amended Agreement, do not conflict with, or result in a breach or contravention of any of the provisions of, its charter or by-laws (or, in the case of Entergy Louisiana, LLC, its articles of organization or regulations) or any Applicable Law, or any indenture, mortgage, lease or any other agreement or instrument to which it or any of its Affiliates is a party or by which its property or the property of any of its Affiliates is bound, or result in the creation or imposition of any Lien (other than Liens permitted under Section 12(e) of the Reimbursement Agreement) upon any of its property or the property of any of its Affiliates.  This Amendment has been duly executed and delivered by the Company.

(c)           No Governmental Action is or will be required in connection with the execution, delivery or performance by the Company of this Amendment, except such Governmental Actions as have been duly obtained, given or accomplished.

(d)           Each of this Amendment and the Amended Agreement is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject, however, to the application by a court of general principles of equity and to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ or lessors’ rights generally.

(e)           The representations and warranties contained in Section 10 of the Amended Agreement are true and correct in all material respects on and as of the date hereof as though made on and as of such date.

(f)           No event has occurred and is continuing, or would result from the execution and delivery of this Amendment, that constitutes an Event of Default, Reimbursement Default, Prepayment Event, Indenture Event of Default, Event of Loss or Deemed Loss Event.

SECTION 6.  Reference to and Effect on the Reimbursement Agreement.  (a) Upon the effectiveness of this Amendment, each reference in the Existing Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Existing Agreement shall mean and be a reference to the Amended Agreement.

(b)           Except as specifically amended above, the Existing Agreement shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

(c)           The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Administrating Bank, the Funding Bank or the Participating Banks under the Existing Agreement or any other Transaction Document, nor constitute a waiver of any provision of the Existing Agreement or any other Transaction Document.

(d)           This Amendment is subject to the provisions of Section 14 of the Existing Agreement.

(e)           This Amendment shall constitute a “Transaction Document” for all purposes under the Reimbursement Agreement.

SECTION 7.  Execution in Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.  In furtherance of the foregoing, it is understood and agreed that signatures hereto submitted by facsimile or other electronic transmission shall be deemed to be, and shall constitute, original signatures.

SECTION 8.  Governing Law.  This Amendment shall be governed by, and construed in accordance with, the laws of the State of the New York.

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S-1

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

SYSTEM ENERGY RESOURCES, INC.

By:  /s/ Frank Williford
Name:  Frank Williford
Title:    Assistant Treasurer

UNION BANK, N.A. (formerly known as Union Bank of California, N.A.), as Administrating Bank and Funding Bank

By:  /s/ John Guilds
Name:            John Guilds
Title:    Director

U.S. BANK NATIONAL ASSOCIATION, as New Funding Bank

By: /s/ Paul R. Morrison
Name:           Paul R. Morrison
Title:           Senior Vice President

Participating Banks

UNION BANK, N.A. (formerly known as Union Bank of California, N.A.), as a Participating Bank

By: /s/ John Guilds
Name:            John Guilds
Title:            Director

Signature Page to Fifth Amendment and Consent

S-

U.S. BANK NATIONAL ASSOCIATION, as a Participating Bank and Syndication Agent

By: /s/ Paul R. Morrison
Name:           Paul R. Morrison
Title:           Senior Vice President

BNP PARIBAS, as a Participating Bank and Documentation Agent

By:  /s/ Christopher Sked
Name:           Christopher Sked
Title:           Director

By:  /s/ Nicole Mitchell
Name:           Nicole Mitchell
Title:           Vice President

MIZUHO CORPORATE BANK, LTD., as a Participating Bank

By:  /s/ Leon Mo
Name:           Leon Mo
Title:           Authorized Signatory

WELLS FARGO BANK, NATIONAL ASSOCIATION (as successor to Wachovia Bank, National Association), as a Participating Bank

By: /s/ Keith Luettel
Name:           Keith Luettel
Title:           Vice President

Signature Page to Fifth Amendment and Consent

S-

                                                      COBANK, ACB, as a Participating Bank

By:  /s/ Josh Batchelder
Name:           Josh Batchelder
Title:           Vice President

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD. (as successor to UFJ Bank Limited, New York Branch), as a Participating Bank

By:  /s/ Chi-Cheng Chen
Name:           Chi-Cheng Chen
Title:           Vice President

Signature Page to Fifth Amendment and Consent

EXHIBIT A
to Fifth Amendment and Consent

CONSENT

Each of (a) Entergy Corporation (“Entergy”), as a party to that certain Thirty-Fifth Supplementary Capital Funds Agreement and Assignment, dated as of December 22, 2003, among Entergy, System Energy Resources, Inc. (the “Company”) and Union Bank, N.A. (formerly known as Union Bank of California, N.A.), as Administrating Bank, and (b) Entergy Arkansas, Inc., Entergy Louisiana, LLC, Entergy Mississippi, Inc. and Entergy New Orleans, Inc., each as a “System Operating Company” under that certain Thirty-Fifth Assignment of Availability Agreement, Consent and Agreement, dated as of December 22, 2003, as amended by the First Amendment thereto, dated as of December 17, 2004, among such System Operating Companies, the Company and the Administrating Bank, (i) hereby consents to the Fifth Amendment and Consent, dated as of November 15, 2012 (the “Fifth Amendment”), to the Letter of Credit and Reimbursement Agreement, dated as of December 22, 2003, among the Company, Union Bank, N.A. (formerly known as Union Bank of California, N.A.), as Administrating Bank and Funding Bank, Crédit Agricole Corporate and Investment Bank (formerly known as Calyon New York Branch), as Syndication Agent, U.S. Bank National Association, as Documentation Agent, and the Participating Banks named therein, as amended by the Amendment to Letter of Credit and Reimbursement Agreement, dated as of December 22, 2003, the First Amendment and Consent thereto, dated as of May 3, 2004, the Second Amendment and Consent thereto, dated as of December 17, 2004, the Third Amendment and Consent thereto, dated as of May 14, 2009, and the Fourth Amendment and Consent thereto, dated as of April 15, 2010 (as so amended, the “Reimbursement Agreement”, the terms defined therein being used herein as therein defined), and (ii) hereby confirms and agrees that each Collateral Agreement (as amended through the date hereof) to which it is a party is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects except that, on and after the effective date of the Fifth Amendment, each reference in such Collateral Agreement to “the Reimbursement Agreement”, “thereunder”, “thereof” or words of like import referring to the Reimbursement Agreement shall mean and be a reference to the Reimbursement Agreement, as amended by the Fifth Amendment.

November 15, 2012	ENTERGY CORPORATION

By
Name:
Title:

ENTERGY ARKANSAS, INC.
ENTERGY LOUISIANA, LLC
ENTERGY MISSISSIPPI, INC.
ENTERGY NEW ORLEANS, INC.

By
Name:
Title:

EXHIBIT B
to Fifth Amendment and Consent

[FORM OF AMENDMENT TO LETTER OF CREDIT ISSUED TO CYPRESS GG2, LLC]

AMENDMENT NO. 2 TO IRREVOCABLE TRANSFERABLE
LETTER OF CREDIT NO. 306S235348

November 15, 2012

Cypress GG2, LLC
Bayside Plaza
188 The Embarcadero, Suite 420
San Francisco, California  94105
Attn:  Stephen R. Harwood

Ladies and Gentlemen:

At the request and on the instructions of our customer, System Energy Resources, Inc., an Arkansas corporation, we hereby amend our Irrevocable Transferable Letter of Credit No. 306S235348, dated April 2, 2010, as amended by Amendment No. 1 thereto, dated April 15, 2010, established in your favor (the “Letter of Credit”), as follows:

1.
Paragraph 1 of the Letter of Credit is hereby amended by deleting the phrase “in an amount not to exceed $39,196,468.39” in its entirety and substituting therefor the new phrase “in an amount not to exceed $37,817,350.58”.

2.	Clause (x) in paragraph 7(a) of the Letter of Credit is hereby amended by deleting the date “April 15, 2013” in its entirety and substituting therefor the new date “August 31, 2015”.

3.	The following defined term is hereby added to Schedule I to the Letter of Credit in the appropriate alphabetical order:

“RCMC Funding Bank” means U.S. Bank National Association, a national banking association.

4.	The defined term “Bank” contained in Schedule I to the Letter of Credit is hereby amended in its entirety to read as follows:

“Bank” means the Funding Bank, the RCMC Funding Bank or any Participating Bank.

5.	The defined term “Fee Letter” contained in Schedule I to the Letter of Credit is hereby amended in its entirety to read as follows:

“Fee Letters” means (i) the Third Amended and Restated Fee Letter, dated November 15, 2012, between the Company and the Administrating Bank, and (ii) the Fee Letter, dated November 15, 2012, between the Company and U.S. Bank National Association, as RCMC Funding Bank, in each case, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

6.	The defined term “Reimbursement Agreement” contained in Schedule I to the Letter of Credit is hereby amended in its entirety to read as follows:

“Reimbursement Agreement” means the Letter of Credit and Reimbursement Agreement, dated as of December 22, 2003, among the Company, the Administrating Bank, the RCMC Funding Bank, the Funding Bank, U.S. Bank National Association, as Syndication Agent, BNP Paribas, as Documentation Agent, and the banks named therein as Participating Banks, as the same may from time to time be amended, supplemented or modified.

7.	The defined term “Stated Expiration Date” contained in Schedule I to the Letter of Credit is hereby amended in its entirety to read as follows:

“Stated Expiration Date” means August 31, 2015.

8.
The defined term “Termination Date” contained in Schedule I to the Letter of Credit is hereby amended by (i) deleting the phrase “for cancellation to the Bank” contained in clause (ii) thereof in its entirety and substituting therefor the new phrase “for cancellation to the Funding Bank” and (ii) deleting the phrase “the date on which the Bank pays a Final Draw” contained in clause (iii) thereof in its entirety and substituting therefor the new phrase “the date on which the Funding Bank pays a Final Draw”.

9.
The defined term “Transaction Documents” contained in Schedule I to the Letter of Credit is hereby amended by deleting the phrase “the Fee Letter” in its entirety and substituting therefor the new phrase “the Fee Letters”.

10.	Schedule II to the Letter of Credit is hereby deleted in its entirety and the new Schedule II attached hereto is hereby substituted therefor.

11.
The first sentence of Schedule III to the Letter of Credit is hereby amended by deleting the phrase “The Bank shall have the right” in its entirety and substituting therefor the new phrase “The Funding Bank shall have the right”.

12.
Clause (xv) of Schedule III to the Letter of Credit is hereby amended by deleting the phrase “the Funding Bank, the Administrating Bank, any Participating Bank or any Participant” in its entirety and substituting therefor the new phrase “the Funding Bank, the RCMC Funding Bank, the Administrating Bank, any Participating Bank or any Participant”.

13.	The first paragraph of Exhibit 4 to the Letter of Credit is hereby amended in its entirety to read as follows:

“The undersigned, a duly authorized representative of Cypress GG2, LLC (the “Owner Participant”), as beneficiary under that certain Irrevocable Transferable Letter of Credit No. 306S235348 dated April 2, 2010, established by Union Bank, N.A. (the “Funding Bank”), and issued pursuant to that certain Letter of Credit and Reimbursement Agreement, dated as of December 22, 2003 (as amended, supplemented or otherwise modified from time to time, the “Reimbursement Agreement”), among System Energy Resources, Inc., Union Bank, N.A. (formerly known as Union Bank of California, N.A.), as Administrating Bank, the Funding Bank, U.S. Bank National Association, as RCMC Funding Bank, U.S. Bank National Association, as Syndication Agent, BNP Paribas, as Documentation Agent, and the banks named therein as Participating Banks (the “Letter of Credit”), hereby certifies as follows:”

14.	Exhibit 4 to the Letter of Credit is hereby amended by adding the following new paragraph 4 immediately after paragraph 3 thereof:

“[4.           The amount of the accompanying draft does not exceed the amount of Rent due and payable on July 15, 2015, which remains unpaid as of the date hereof, together with accrued interest thereon payable under the Transaction Documents.]*

*This paragraph 4 shall be included if this certificate is delivered subsequent to July 15, 2015.”

15.	The first paragraph of Exhibit 5 to the Letter of Credit is hereby amended in its entirety to read as follows:

“The undersigned, a duly authorized representative of Cypress GG2, LLC (the “Owner Participant”), as beneficiary under that certain Irrevocable Transferable Letter of Credit No. 306S235348 dated April 2, 2010 established by Union Bank, N.A. (the “Funding Bank”), and issued pursuant to that certain Letter of Credit and Reimbursement Agreement, dated as of December 22, 2003 (as amended, supplemented or otherwise modified from time to time, the “Reimbursement Agreement”), among System Energy Resources, Inc., Union Bank, N.A. (formerly known as Union Bank of California, N.A.), as Administrating Bank, the Funding Bank, U.S. Bank National Association, as RCMC Funding Bank, U.S. Bank National Association, as Syndication Agent, BNP Paribas, as Documentation Agent, and the banks named therein as Participating Banks (the “Letter of Credit”), hereby certifies as follows:”

16.	Exhibit 5 to the Letter of Credit is hereby amended by adding the following new paragraph 4 immediately after paragraph 3 thereof:

“[4.           The amount of the accompanying draft does not exceed the amount of Rent due and payable on July 15, 2015, which remains unpaid as of the date hereof, together with accrued interest thereon payable under the Transaction Documents.]*

*This paragraph 4 shall be included if this certificate is delivered subsequent to July 15, 2015.”

This Amendment shall become effective upon your delivery to us of your written acceptance of this Amendment.

Upon the effectiveness of this Amendment, each reference in the Letter of Credit to “this Letter of Credit”, “hereof”, “herein” or words of like import referring to the Letter of Credit shall mean and be a reference to the Letter of Credit as amended by this Amendment.

All other terms and conditions set forth in the Letter of Credit remain unchanged.  This letter forms an integral part of the Letter of Credit and is to be attached to the original Letter of Credit.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

This Amendment shall be governed by the Uniform Customs and Practice for Documentary Credits (revision effective January 1, 1994), International Chamber of Commerce Publication No. 500, and, as to matters not covered therein, be governed by the laws of the State of New York, including without limitation the Uniform Commercial Code as in effect in such State.

Very truly yours,

UNION BANK, N.A. (formerly known as Union Bank of California, N.A.)

By_______________________________
     Name:
     Title:

The undersigned hereby consents
to the foregoing Amendment No. 2
as of the date first above written:

CYPRESS GG2, LLC

By___________________________
     Name:
     Title:

SCHEDULE II

Table of Maximum Drawing Amounts

Applicable Period	Maximum Drawing Amount
From July 16, 2012 to and including January 15, 2013	$34,472,781.21
From January 16, 2013 to and including July 15, 2013	$36,020,759.93
From July 16, 2013 to and including January 15, 2014	$37,817,350.58
From January 16, 2014 to and including July 15, 2014	$28,462,944.84
From July 16, 2014 to and including January 15, 2015	$29,826,217.80
From January 16, 2015 to and including August 31, 2015	$20,063,619.68

EXHIBIT C
to Fifth Amendment and Consent

[FORM OF LETTER OF CREDIT TO BE ISSUED TO RCMC I, INC.]

[LETTERHEAD OF U.S. BANK NATIONAL ASSOCIATION]

IRREVOCABLE TRANSFERABLE LETTER OF CREDIT
No. SLCMMSP06726

 November 15, 2012

RCMC I, Inc.
1300 Market Street, Suite 600
Wilmington, Delaware  19801
(the “Owner Participant”)
Attn:  Ms. Joan C. MacDonald, Vice President and Treasurer

Ladies and Gentlemen:

1.           We hereby establish, at the request of System Energy Resources, Inc. (the “Company”), in your favor, our Irrevocable Transferable Letter of Credit No. SLCMMSP06726 (the “Letter of Credit”), in an amount not to exceed $120,655,014.18 (as such amount may be reduced pursuant to the terms hereof, the “Maximum Credit Amount”), effective immediately and expiring on the Termination Date.  Capitalized terms used herein and in Schedules II and III and Exhibits 1, 2, 3, 4, 5, 6 and 7 hereto shall have the meanings set forth in Schedule I hereto.  We have been advised by the Company for informational purposes only that this Letter of Credit is issued in connection with the leasing of an undivided interest in Unit No. 1 of the Grand Gulf Nuclear Station to the Company pursuant to the Facility Lease.

2.           The Maximum Credit Amount may be reduced at any time and from time to time upon receipt by us at the address for presentation of documents set forth below of a copy of the instrument effecting such reduction, signed by the Company and by you in the form of Exhibit 1 hereto (a “Reduction Certificate”).  Upon receipt of such certificate, the Maximum Credit Amount shall be automatically and permanently reduced by the amount specified as the Reduction Amount in such Reduction Certificate (the “Reduction Amount”).

3.           We hereby irrevocably authorize you to draw on us, in accordance with the terms and conditions hereinafter set forth, an amount not in excess of the least of (x) the Maximum Drawing Amount applicable to the date of such drawing (the “Date of Drawing”), as modified in accordance with the next paragraph and (y) the Maximum Available Credit Amount applicable to the Date of Drawing, as modified in accordance with the next paragraph and (z) in the case of a Partial Draw, the Partial Drawing Amount applicable to the Date of Drawing; provided, however, that at no time shall we be required to pay any drawing under this Letter of Credit in excess of the lesser of the Maximum Available Credit Amount and the Maximum Drawing Amount, in each case as in effect on the applicable Date of Drawing.

4.           The Maximum Drawing Amounts and the Maximum Available Credit Amount shall be modified from time to time as follows:

(a)           upon receipt by us of a Reduction Certificate, the Maximum Available Credit Amount shall be permanently reduced by the Reduction Amount set forth in such Reduction Certificate;

(b)           upon payment by us of each Partial Draw (as hereinafter defined) under the Letter of Credit, (i) the Maximum Drawing Amount applicable to each Date of Drawing subsequent to such payment shall be automatically reduced by an amount equal to the amount of the drawing so paid and (ii) the Maximum Available Credit Amount shall be automatically reduced by an amount equal to the amount of the drawing so paid;

(c)            upon the application by us of amounts paid by the Company pursuant to Section 2 of the Reimbursement Agreement to reimburse any Partial Draw hereunder (as such application is allocated in accordance with Section 2(d) of the Reimbursement Agreement), (i) the Maximum Drawing Amount applicable to each Date of Drawing subsequent to such application shall be automatically increased by the amount of such payment(s) allocated as a reimbursement of drawings hereunder and (ii) the Maximum Available Credit Amount shall be automatically increased by the amount of such payment(s) allocated as a reimbursement of drawings hereunder; provided, however, that the Maximum Available Credit Amount shall never exceed the Maximum Credit Amount;

(d)           upon the payment by us of any Final Draw (as hereinafter defined) under the Letter of Credit, (i) the Maximum Drawing Amount applicable to each Date of Drawing subsequent to such payment shall be automatically reduced to zero and (ii) the Maximum Available Credit Amount shall be automatically reduced to zero; and

(e)           if we are advised in accordance with this clause (e) that adjustments have been made to Casualty Values, corresponding adjustments shall be made to the Maximum Drawing Amounts shown in Schedule II (as theretofore reduced pursuant to clause (b) above and, if applicable, reinstated pursuant to clause (c) above), provided that adjustments pursuant to this clause (e) shall be effective automatically upon receipt by us of a notice from you in the form of Exhibit 2 hereto, and provided further that such adjustments shall in no event cause the Maximum Drawing Amount to exceed the Maximum Credit Amount.

5.           Upon return of this Letter of Credit together with a notice in the form of Exhibit 2 hereto, we will promptly initial and attach to this Letter of Credit a revised Schedule II reflecting the adjustments contained in such notice and return this Letter of Credit to you with such revised Schedule attached.

6.           Upon the application by us of amounts paid by the Company pursuant to Section 2 of the Reimbursement Agreement to reimburse any Partial Draw hereunder, we will give you prompt (and in any event within three Business Days of such application) written notice of such application and the amount thereof.  Such notice shall be given in accordance with the provisions set forth in the eighth paragraph of this Letter of Credit.

7.           Funds under this Letter of Credit are available to you either (a) against presentation as set forth herein on or prior to the earlier of (x) August 31, 2015 and (y) the Termination Date and provided there has not been a Final Draw and provided a written notice indicating the Date of Early Termination (as hereinafter defined) has not been delivered to you, of (i) your draft in the form of Exhibit 3 attached hereto and (ii) a completed certificate signed by you in the form of Exhibit 4 attached hereto (a “Partial Draw”) or (b) against presentation on or prior to the Termination Date of (i) your draft in the form of Exhibit 3 attached hereto and (ii) a completed certificate signed by you in the form of Exhibit 5 attached hereto (a “Final Draw”).  Each of a Partial Draw and a Final Draw are sometimes referred to herein as a “Draw”.  Each such draft and certificate shall be dated the date of presentation and shall be presented either (i) by delivery by courier at our office located at 800 Nicollet Mall, BC-MN-H20G, Minneapolis, MN 55402, Attention: Standby Letters of Credit (or at any other office which may be designated by us by written notice (given in the manner set forth in the next paragraph) delivered to you at least 15 days prior to the applicable Date of Drawing), (ii) by facsimile at (612) 303-5226 (or at any other facsimile number which may be designated by us by written notice (given in the manner set forth in the next paragraph) delivered to you at least 15 days prior to the applicable Date of Drawing) or (iii) by personal delivery at the location specified in or pursuant to (i) above so long as presentation has been made by facsimile in accordance with (ii) above.  If presentation is by facsimile, promptly thereafter, but not as a condition to a draw, you shall provide telephonic notice of such presentation at (866) 359-2503 ext. 5854 and forward such draft and certificate to us at the location specified in or pursuant to (i) above.  We agree, so long as this Letter of Credit is in effect, that we will maintain an office in the city of Minneapolis, Minnesota where such presentation may be made.  If we receive such draft and certificate by courier, by facsimile or by personal delivery and facsimile at such office, all in strict conformity with the terms and conditions of this Letter of Credit, prior to 10:00 a.m. (Minneapolis time) on any Business Day, we will honor the draft on the same Business Day by remitting the proceeds thereof to you at your account no. 173103781832, account name: ITC South & East Depository Account, FFC account name: RCMC I, Inc., at U.S. Bank N.A., 60 Livingston Ave Saint Paul MN 55107-2292, ABA #091000022.  If we receive such draft and certificate by courier, by facsimile or by personal delivery and facsimile at such office, all in strict conformity with the terms and conditions of this Letter of Credit, on or after 10:00 a.m. (Minneapolis time) on any Business Day, we will honor the draft on the next Business Day by remitting the proceeds thereof to you at your account described in the preceding sentence.  Upon receipt of a draft and certificate which are not in strict conformity with the terms and conditions of this Letter of Credit, we will promptly (and in any event within one Business Day of such receipt) notify you of such nonconformity and the reason therefor; provided that our failure to so notify you of such nonconformity or the reason therefor shall not amend, modify, extend or otherwise affect your rights hereunder and shall not create any additional rights hereunder; provided further that, notwithstanding the generality of the foregoing, any such failure shall not have the effect of extending the time during which you may draw hereunder or converting such nonconforming draft and certificate into a draft and certificate in strict conformity with the terms and conditions of this Letter of Credit.

8.           Notwithstanding any other provision of this Letter of Credit, we shall have the right, upon the occurrence of any of the events listed in Schedule III hereto, to terminate this Letter of Credit by delivering to you a written notice indicating the date of such termination (the “Date of Early Termination”); provided that on or before the Date of Early Termination you will have the right to draw once an amount not in excess of the lesser of (i) the Maximum Available Credit Amount and (ii) the Maximum Drawing Amount, in each case as in effect on such date in accordance with the procedures described herein; provided further, that upon delivery of such written notice to you indicating the Date of Early Termination, your right to make a Partial Draw hereunder shall automatically terminate.  The written notice referred to in the preceding sentence shall be given by facsimile transmission addressed to you at RCMC I, Inc., 1300 Market Street, Suite 600, Wilmington, Delaware 19801, Facsimile No. (302) 552-3128, Attention:  Ms. Joan C. MacDonald, Vice President and Treasurer (or to such other address or facsimile number designated by you by written notice delivered to us at least 15 days prior to the notice of early termination) and shall be effective upon receipt of the appropriate confirmation by you of your receipt of the facsimile transmission or, if no such confirmation is given, the end of the Business Day on which actual transmission is made to the address above.  We will also forward copies of such notice by overnight delivery service (with a request to such delivery service that they obtain a receipt from such addressee (to the extent that such a receipt service is then available, it being understood that the failure of such delivery service to actually obtain such a receipt shall not be the responsibility of the Funding Bank and the Funding Bank shall bear no liability for such failure)) and registered mail (return receipt requested) to the address set forth above.  We will also forward additional copies of such notice by facsimile transmission and overnight delivery service to RCMC I, Inc., c/o The Stewart Law Firm, LLLP, 1007 Orange Street, Suite 1014, Wilmington, DE 19801, Facsimile No. (302) 652-7211, Attention:  Tanya M. Murray, Esq., with a copy to Kaye Scholer LLP, 425 Park Avenue, New York, NY 10022, Facsimile No. (212) 836-6359, Attention: Piper A. Brock, provided, however, that the failure to so forward such additional copies shall not affect the effectiveness of such written notice, the Date of Early Termination or any other rights or remedies that we may have under or in respect of this Letter of Credit.  The Date of Early Termination specified in such written notice shall be:

(a)           in the case of events specified in paragraphs (i), (ix) and (x) of Schedule III, not earlier than ten days after such notice is effective, or, if the tenth day is not a Business Day, the next following Business Day, and

(b)           in the case of all other events specified in Schedule III, not earlier than 30 days after such notice is effective.

You have no obligation upon the receipt of such written notice indicating the Date of Early Termination to investigate or otherwise question whether any of the events specified in Schedule III has occurred and the fact that such an event shall not have occurred shall not in any way affect your right to draw hereunder upon the receipt of such written notice.

9.           Except as set forth below, this Letter of Credit shall be governed by the Uniform Customs and Practice for Documentary Credits (2007 Revision), International Chamber of Commerce Publication No. 600, and, as to matters not covered therein, be governed by the laws of the State of New York, including without limitation the Uniform Commercial Code as in effect in such State.  Unless you are otherwise notified in writing, communications to us with respect to this Letter of Credit shall be in writing and shall be addressed to us at 800 Nicollet Mall, BC-MN-H20G, Minneapolis, MN 55402, Attention: Standby Letters of Credit, and shall specifically refer to the number of this Letter of Credit.

10.           This Letter of Credit may be transferred in its entirety (but not in part) upon the terms set forth in this Section 10.  We hereby agree to transfer this Letter of Credit upon presentation to us at the address for presentation of documents set forth above of this original Letter of Credit (and any amendments hereto) and the Owner Participant’s written request for transfer in the form of Exhibit 6 hereto.

11.           Any drawing under this Letter of Credit will be paid from our general funds and not directly or indirectly from funds or collateral deposited with or for our account by the Company, or pledged with or for our account by the Company and we will seek reimbursement for payments made pursuant to a drawing under this Letter of Credit only after such payments have been made.

12.           This Letter of Credit sets forth in full our undertaking, and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein, except only Schedules I, II and III and Exhibits 1, 2, 3, 4, 5, 6 and 7 hereto and the notices referred to herein; and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement except as set forth above.

13.           Each of the Funding Bank and, by its acceptance of this Letter of Credit, the Owner Participant (a) hereby irrevocably submits for itself and its property to the nonexclusive jurisdiction of the courts of the State of New York in New York County, and to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Letter of Credit brought by the Company, the Owner Participant or the Funding Bank hereunder, as applicable, or their successors or assigns, and

(b)           hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, to the extent permitted by applicable law, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper, or that this Letter of Credit, or the subject matter hereof or any of the transactions contemplated hereby may not be enforced in or by such courts.  The Funding Bank generally consents to service of process by registered mail, return receipt requested, addressed to us at 800 Nicollet Mall, BC-MN-H20G, Minneapolis, MN 55402, Attention: Standby Letters of Credit, or such other office as from time to time may be designated by us in writing to the account party and the beneficiary hereof, or their successors or assigns, as the case may be.

Very truly yours,

U.S. BANK NATIONAL ASSOCIATION

By__________________________
     Name:
     Title:

 EXHIBIT 1

 [Date]

U.S. Bank National Association
800 Nicollet Mall
BC-MN-H20G

Minneapolis, MN 55402

Attention:  Standby Letters of Credit

Ladies and Gentlemen:

Reference is made to that certain Irrevocable Transferable Letter of Credit bearing Letter of Credit No. SLCMMSP06726 dated November 15, 2012 (the “Letter of Credit”), which has been established by you in favor of RCMC I, Inc. (the “Owner Participant”).

We hereby request that the Maximum Credit Amount be reduced by $_________ (the “Reduction Amount”) to $_____________.

Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Letter of Credit.

SYSTEM ENERGY RESOURCES, INC.

By_____________________________
   Title:

RCMC I, INC.

By_____________________________
   [Name and Title of Authorized
   Representative of Owner Participant]

 EXHIBIT 2

 [Date]

U.S. Bank National Association
800 Nicollet Mall
BC-MN-H20G
Minneapolis, MN 55402

Attention:  Standby Letters of Credit

Ladies and Gentlemen:

Reference is made to that certain Irrevocable Transferable Letter of Credit bearing Letter of Credit No. SLCMMSP06726 dated November 15, 2012 (the “Letter of Credit”), which has been established by you in favor of RCMC I, Inc. (the “Owner Participant”).

The undersigned, a duly authorized representative of the Owner Participant, hereby certifies that Casualty Values have been adjusted in accordance with the provisions of the Transaction Documents and the amounts shown on Schedule II to the Letter of Credit should be modified, in accordance with the terms of clause (e) of the fourth paragraph of the Letter of Credit, to the amounts shown in Appendix A hereto.

The Letter of Credit is returned herewith and we request that you initial and return the Letter of Credit with the revised Schedule II attached.

Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Letter of Credit.

RCMC I, INC.

By_____________________________
  [Name and Title of Authorized
   Representative of Owner Participant]

 EXHIBIT 3

 [Place]

 [Date]

ON [Business Day of presentation if presented before 10:00 a.m. (Minneapolis time); next Business Day if presented at or after 10:00 a.m.]

PAY TO	U.S. $[not to exceed least of
[Name of beneficiary]	(i) the Maximum Available Credit
Amount and (ii) the Maximum Drawing Amount and (iii) in the case of a Partial Draw, the Partial Drawing Amount] DOLLARS,

[Insert wire instructions]

FOR VALUE RECEIVED AND CHARGE TO ACCOUNT OF LETTER OF CREDIT NO. SLCMMSP06726 OF

U.S. Bank National Association
800 Nicollet Mall
BC-MN-H20G

Minneapolis, MN  55402

RCMC I, INC.

By___________________________
  [Name and Title of Authorized
   Representative of Owner Participant]

 EXHIBIT 4

CERTIFICATE FOR A PARTIAL DRAW

The undersigned, a duly authorized representative of RCMC I, Inc. (the “Owner Participant”), as beneficiary under that certain Irrevocable Transferable Letter of Credit No. SLCMMSP06726 dated November 15, 2012, established by U.S. Bank National Association (the “Funding Bank”), and issued pursuant to that certain Letter of Credit and Reimbursement Agreement, dated as of December 22, 2003 (as amended, supplemented or otherwise modified from time to time, the “Reimbursement Agreement”), among System Energy Resources, Inc., Union Bank, N.A. (formerly known as Union Bank of California, N.A.), as Administrating Bank and the Cypress Funding Bank, the Funding Bank, U.S. Bank National Association, as Syndication Agent, BNP Paribas, as Documentation Agent, and the banks named therein as Participating Banks (the “Letter of Credit”), hereby certifies as follows:

1.           A Partial Drawing Event has occurred and is continuing.

2.           The Owner Participant has not heretofore made a Final Draw under the Letter of Credit.  The Owner Participant has not heretofore received notice of a Date of Early Termination.

3.           The amount of the accompanying draft does not exceed the least of (i) the Maximum Available Credit Amount on the date hereof, as determined in accordance with the terms of the Letter of Credit, and (ii) the Maximum Drawing Amount available under the Letter of Credit on the date hereof, as determined in accordance with the terms of the Letter of Credit, and (iii) the Partial Drawing Amount for such Partial Drawing Event.

[4.           The amount of the accompanying draft does not exceed the amount of Rent payable on July 15, 2015, which remains unpaid as of the date hereof, together with accrued interest thereon payable under the Transaction Documents.]*

*This paragraph 4 shall be included if this certificate is delivered subsequent to July 15, 2015.

Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Letter of Credit.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of ________________, 20___.

RCMC I, INC.

By____________________________
     [Name and Title of Authorized
      Representative of Owner Participant]

 EXHIBIT 5

CERTIFICATE FOR A FINAL DRAW

The undersigned, a duly authorized representative of RCMC I, Inc. (the “Owner Participant”), as beneficiary under that certain Irrevocable Transferable Letter of Credit No. SLCMMSP06726 dated November 15, 2012 established by U.S. Bank National Association (the “Funding Bank”), and issued pursuant to that certain Letter of Credit and Reimbursement Agreement, dated as of December 22, 2003 (as amended, supplemented or otherwise modified from time to time, the “Reimbursement Agreement”), among System Energy Resources, Inc., Union Bank, N.A. (formerly known as Union Bank of California, N.A.), as Administrating Bank and the Cypress Funding Bank, the Funding Bank, U.S. Bank National Association, as Syndication Agent, BNP Paribas, as Documentation Agent, and the banks named therein as Participating Banks (the “Letter of Credit”), hereby certifies as follows:

1.           [Insert one of the following:  A Deemed Loss Event (as defined in Schedule I to the Letter of Credit) has occurred and is continuing./ An Event of Loss (as defined in Schedule I to the Letter of Credit) has occurred and is continuing./ An Event of Default (as defined in Schedule I to the Letter of Credit) has occurred and is continuing./ Notice has been given by the Funding Bank of a Date of Early Termination and such Date of Early Termination is on or after the date hereof.]

2.           The Owner Participant has not heretofore made a Final Draw under the Letter of Credit.

3.           The amount of the accompanying draft does not exceed the lesser of (i) the Maximum Available Credit Amount on the date hereof and (ii) the Maximum Drawing Amount available under the Letter of Credit on the date hereof, each as determined in accordance with the terms of the Letter of Credit.

[4.           The amount of the accompanying draft does not exceed the amount of Rent payable on July 15, 2015, which remains unpaid as of the date hereof, together with accrued interest thereon payable under the Transaction Documents.]*

*This paragraph 4 shall be included if this certificate is delivered subsequent to July 15, 2015.

Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Letter of Credit.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of ______________, 20___.

RCMC I, INC.

By_______________________
   [Name and Title of Authorized
    Representative of Owner Participant]

 EXHIBIT 6

TRANSFER OF LETTER OF CREDIT IN ITS ENTIRETY

TO:	U.S. BANK NATIONAL ASSOCIATION 800 Nicollet Mall, BC-MN-H20G Minneapolis, Minnesota 55402 866-359-2503 x 5854/612-303-7395	FROM:

Re:	Letter of Credit No.	SLCMMSP06726	Issued by:	U.S. Bank National Association

We, the undersigned beneficiary, hereby authorize and direct you to transfer irrevocably the referenced letter of credit in its entirety
To:
Whose Address is:

(Herein called the "transferee") with no changes in terms and conditions of the Letter of Credit.

We are returning the original instrument, including original amendments, if any, to you herewith in order that you may deliver it to the transferee together with your customary Letter of Transfer.  Enclosed is our check/draft for the transfer fee of One Thousand Dollars ($1,000.00).

Any amendments to the Letter of Credit that you may issue or receive are to be advised by you directly to the transferee, and the documents (including drafts if required under the Letter of Credit) of the transferee are to be processed by you (or any intermediary) without our intervention and without any further responsibility on your part to us.

We understand that pursuant to U.S. law, you are required to obtain, verify and record information that identifies parties to the transaction and you are prohibited from issuing, transferring, accepting, or effecting payment to any party or entity identified by the U.S. Department of Treasury including any office and bureau thereof or subject to the denial of export privileges by the U.S. Department of Commerce.

**The signature of the beneficiary with title as stated conforms with that on file with us and is authorized for the execution of such instruction.

	(Official Bank Stamp)		(Name of Beneficiary)
By:
	(Name of Bank)		(Authorized Signature)

	(Address of Bank)		(Title)
By:
	(Authorized Signature)		(Telephone Number)
Date:
(Title)

(Telephone Number)
Date:

 EXHIBIT 7

U.S. Bank National Association
800 Nicollet Mall
BC-MN-H20G
Minneapolis, MN 55402

Attention:  Standby Letters of Credit

Ladies and Gentlemen:

Reference is made to that certain Irrevocable Transferable Letter of Credit bearing Letter of Credit No. SLCMMSP06726 dated November 15, 2012 (the “Letter of Credit”), which has been established by you in favor of RCMC I, Inc. (the “Owner Participant”).

The undersigned, a duly authorized representative of the Owner Participant, hereby surrenders the Letter of Credit for immediate cancellation.  The Letter of Credit is returned herewith and we request that you cancel the Letter of Credit as of the date hereof.

Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Letter of Credit.

RCMC I, INC.

By________________________
     [Name and Title of Authorized
      Representative of Owner Participant]

 SCHEDULE I

The following terms shall have the following meanings for purposes of the Letter of Credit and the Schedules and Exhibits thereto, except that terms defined in the Letter of Credit shall have the meanings given to them therein.  Terms defined by reference to the Participation Agreement shall have the meanings assigned to them therein from time to time.

“Administrating Bank” means Union Bank, N.A. (formerly known as Union Bank of California, N.A.), a national banking association.

“Availability Agreement” means the Availability Agreement, dated as of June 21, 1974, among the Company and the Operating Companies, as amended heretofore and as amended from time to time.

“Availability Agreement Assignment” means the Thirty-fifth Assignment of Availability Agreement, Consent and Agreement, dated as of December 22, 2003, among the Company, EAI, ELI, EMI, ENOI, and the Administrating Bank, substantially in the form of Exhibit I to the Reimbursement Agreement, and as amended from time to time.

“Applicable Law” has the meaning assigned to it in the Participation Agreement.

“Bank” means the Funding Bank, the Cypress Funding Bank or any Participating Bank.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York or Minneapolis, Minnesota are authorized or required by law to close.

“Casualty Value” has the meaning assigned to it in the Participation Agreement.

“Code” means the United States Internal Revenue Code of 1986, as amended, and the applicable regulations thereunder, as the same may be amended from time to time.

“Collateral Agreements” means the Supplementary Capital Funds Agreement, the Availability Agreement and the Availability Agreement Assignment.

“Cypress Funding Bank” means Union Bank, N.A. (formerly known as Union Bank of California, N.A.), a national banking association.

“Date of Issuance” means November 15, 2012.

“Date of Early Termination” has the meaning assigned to it in the eighth paragraph of the Letter of Credit.

“Deemed Loss Event” has the meaning specified in the Participation Agreement.

“DLE Term Advance” has the meaning assigned to it in Section 1 of the Reimbursement Agreement.

“EAI” means Entergy Arkansas Inc., an Arkansas corporation.

“ELI” means Entergy Louisiana, Inc., a Louisiana corporation.

“EMI” means Entergy Mississippi, Inc., a Mississippi corporation.

“ENOI” means Entergy New Orleans, Inc., a Louisiana corporation.

“Entergy” means Entergy Corporation, a Delaware corporation.

“EOL Term Advance” has the meaning assigned to it in Section 1 of the Reimbursement Agreement.

“ERISA” has the meaning assigned to it in the Participation Agreement.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is a member of a group of which the Company is a member and which is treated as a single employer under Section 414 of the Code.

“Event of Default” has the meaning assigned to it in the Facility Lease.

“Event of Loss” has the meaning specified in the Participation Agreement.

“Facility Lease” has the meaning assigned to it in the Participation Agreement.

“Fee Letters” means (i) the Third Amended and Restated Fee Letter, dated November 15, 2012, between the Company and the Administrating Bank, and (ii) the Fee Letter, dated November 15, 2012, between the Company and the Funding Bank, in each case, as the same may be amended, supplemented or otherwise modified from time to time.

“Funding Bank” means U.S. Bank National Association, a national banking association.

“Funding Corporation” has the meaning assigned to it in the Participation Agreement.

“Governmental Action” has the meaning assigned to it in the Participation Agreement.

“Governmental Authority” has the meaning assigned to it in the Participation Agreement.

“Holding Company Act” means the Public Utility Holding Company Act of 1935, as amended.

“Indebtedness” of any Person means at any date, without duplication, the following items to the extent required under generally accepted accounting principles to be disclosed in such Person’s financial statements (including the notes thereto): (i) all obligations of such Person for borrowed money, or with respect to deposits or advances of any kind; (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments; (iii) all obligations of such Person upon which interest charges are customarily paid; (iv) all obligations under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases in respect of which such Person is liable as lessee; (v) all obligations under the Facility Leases (regardless of treatment in the financial statements or notes thereto); (vi) all obligations with respect to any sale and leaseback transaction permitted under Section 12(a)(v) of the Reimbursement Agreement (regardless of treatment in the financial statements or notes thereto); (vii) liabilities in respect of unfunded vested benefits under Plans; (viii) Withdrawal Liability incurred under ERISA by such Person or any of its affiliates to any Multiemployer Plan; (ix) reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers acceptances, surety or other bonds and similar instruments; (x) the book value of any asset of such Person upon which a Lien is imposed for the purpose of securing Indebtedness of others; (xi) all obligations, contingent or otherwise, of such Person in connection with interest rate protection agreements or other similar instruments, including currency swaps; (xii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (xiii) all Indebtedness of any partnership of which such Person is a general partner; and (xiv) obligations of such Person under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to above; provided, however, that the liabilities in clauses (vii) and (viii) above will only be counted as “Indebtedness” to the extent that they are required to be capitalized on the balance sheet of such Person under generally accepted accounting principles.

“Indenture” has the meaning assigned to it in the Participation Agreement.

“Indenture Trustee” has the meaning assigned to it in the Participation Agreement.

“Lease Indenture Estate” has the meaning assigned to it in the Participation Agreement.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.  For the purposes of the Reimbursement Agreement and the Letter of Credit, a Person or any of its Subsidiaries shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

“Maximum Available Credit Amount” shall mean an amount equal to the Maximum Credit Amount, as such amount may be modified from time to time in accordance with the fourth paragraph of the Letter of Credit.

“Maximum Drawing Amount” means, with respect to a Date of Drawing, the amount shown opposite the period including such Date of Drawing in the Table of Maximum Drawing Amounts attached as Schedule II to the Letter of Credit, as such amounts may be modified from time to time in accordance with the fourth paragraph of the Letter of Credit (collectively, the “Maximum Drawing Amounts”).

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Company or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) or Code Section 414) is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

“Notes” has the meaning assigned to it in the Participation Agreement.

“Obligations” means, with regard to any Person at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person with respect to deposits or advances of any kind, or for the deferred purchase price of property or services, (iii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iv) all obligations of such Person upon which interest charges are customarily paid, (v) all obligations under leases relating to any sale and leaseback transaction permitted under Section 12(a)(v) of the Reimbursement Agreement, (vi) all obligations under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases in respect of which such Person is liable as lessee, (vii) reimbursement obligations of such Person in respect of letters of credit, bankers acceptances, surety or other bonds and similar instruments, and (viii) obligations of such Person under direct or indirect guaranties in respect of, and obligations to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to above; provided, however, that obligations under clause (ii), (vii), or (viii) above shall not be included in this definition to the extent that such obligations are being contested by such Person in good faith and in an appropriate manner.

“Operating Companies” means EAI, EMI, ELI and ENOI, each being an “Operating Company”.

“Other Owner Participant” means Cypress GG2, LLC, assignee in interest of Textron Financial Corporation, assignee in interest of Lease Management Realty Corporation IV, and its permitted successors and assigns.

“Owner Trustee” has the meaning assigned to it in the Participation Agreement.

“Partial Draw” has the meaning assigned to it in the seventh paragraph of the Letter of Credit.

“Partial Drawing Amount” means, with respect to any Partial Drawing Event, the amount certified by the Owner Participant in accordance with Section 7(a) of the Letter of Credit to be an amount not exceeding the amount of Rent due and unpaid the non-payment of which gave rise to such Partial Drawing Event.

“Partial Drawing Event” means an Event of Default under Section 15(i) of the Facility Lease.

“Participant” has the meaning assigned to it in Section 23(a) of the Reimbursement Agreement.

“Participating Banks” means the banks, other than Union Bank, N.A. (formerly known as Union Bank of California, N.A.) solely in its role as administrating bank, whose names are listed on the signature pages of the Reimbursement Agreement under the heading “Participating Banks”, and any other financial institution that shall have become a party to the Reimbursement Agreement pursuant to an assignment and assumption agreement executed and delivered pursuant to Section 23(b) of the Reimbursement Agreement, each being a “Participating Bank”.

“Participation Agreement” means the Participation Agreement, dated as of December 1, 1988, among the Owner Participant, the Funding Corporation, the banks named therein as Original Loan Participants, Meridian Trust Company and Stephen M. Carta in their individual capacities and as Owner Trustee, Deutsche Bank Trust Company Americas (successor to Bankers Trust Company) and Stanley Burg, in their individual capacities and as Indenture Trustee, and the Company.

“Participation Percentage” with respect to a Participating Bank means the percentage set forth opposite such Participating Bank’s name in Schedule 1 to the Reimbursement Agreement or, in the case of a Participating Bank party to an assignment and assumption agreement executed and delivered to the Administrating Bank pursuant to Section 23(b) of the Reimbursement Agreement, the percentage set forth opposite such Participating Bank’s name in such assignment and assumption agreement.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any entity succeeding to any or all of its functions under ERISA.

“Person” has the meaning assigned to it in the Participation Agreement.

“Plan” means any pension plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code and which is maintained for employees of the Company or any ERISA Affiliate.

“Reimbursement Agreement” means the Letter of Credit and Reimbursement Agreement, dated as of December 22, 2003, among the Company, the Administrating Bank, the Cypress Funding Bank, the Funding Bank, U.S. Bank National Association, as Syndication Agent, BNP Paribas, as Documentation Agent, and the banks named therein as Participating Banks, as the same may from time to time be amended, supplemented or modified.

“Rent” has the meaning assigned to it in the Participation Agreement.

“Reportable Event” means any reportable event as defined in Section 4043(b) of ERISA or the regulations issued thereunder with respect to a Plan (other than a Plan maintained by an ERISA Affiliate which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414).

“Required Banks” means at any time Participating Banks whose aggregate Participation Percentages are equal to at least 66-2/3% at such time.

“Significant Operating Company” means an Operating Company whose entitlement percentage under the UPSA exceeds 20%.

“Significant Operating Group” means any two or more Operating Companies whose entitlement percentage under the UPSA exceeds 20% in the aggregate.

“Stated Expiration Date” means August 31, 2015.

“Subsidiary” means with respect to any Person (herein referred to as the “parent”), any corporation, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the ordinary voting power are, at the time any determination is being made, owned, controlled or held or (b) which is, at the time any determination is made, otherwise controlled (by contract or agreement or otherwise) by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Supplementary Capital Funds Agreement” means the Thirty-fifth Supplementary Capital Funds Agreement and Assignment, dated as of December 22, 2003, among Entergy, the Company and the Administrating Bank, substantially in the form of Exhibit H to the Reimbursement Agreement, and as amended from time to time.

“Termination Date” means the earliest of (i) 10:00 a.m., New York time, on the Date of Early Termination, (ii) 5:00 p.m. (New York time) on the date on which the Owner Participant surrenders the Letter of Credit for cancellation to the Funding Bank with a notice in the form of Exhibit 7 to the Letter of Credit, (iii) 5:00 p.m. (New York time) on the date on which the Funding Bank pays a Final Draw, and (iv) either (x) if a draft and certificate, all in strict conformity with the terms and conditions of the Letter of Credit, are presented after 10:00 a.m. but prior to 5:00 p.m. (New York time) on the Stated Expiration Date, 5:00 p.m. (New York time) on the Business Day following the Stated Expiration Date, or otherwise (y) 5:00 p.m. (New York time) on the Stated Expiration Date.

“Termination Event” means (i) a Reportable Event or (ii) the withdrawal of the Company or an ERISA Affiliate from a Plan during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA, or (iii) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or (iv) the institution of proceedings to terminate a Plan by the PBGC, or (v) any other event or condition which is reasonably expected to constitute grounds for the imposition of a lien in favor of a Plan for the termination of, or the appointment of a trustee to administer, a Plan under Section 4042 of ERISA.

“Transaction Documents” means the Reimbursement Agreement, the Participation Agreement, the Indenture, the Notes, the Facility Lease, the Letter of Credit, the Fee Letters and the Collateral Agreements.

“Unit 1” has the meaning assigned to it in the Participation Agreement.

“UPSA” means the Unit Power Sales Agreement, dated as of June 10, 1982, among the Company and the Operating Companies, as amended heretofore and as amended from time to time.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

SCHEDULE II

Table of Maximum Drawing Amounts

Applicable Period	Maximum Drawing Amount
From November 15, 2012 to and including January 15, 2013	$120,655,014.18
From January 16, 2013 to and including July 15, 2013	$109,093,737.26
From July 16, 2013 to and including January 15, 2014	$109,751,909.66
From January 16, 2014 to and including July 15, 2014	$113,693,268.00
From July 16, 2014 to and including January 15, 2015	$118,381,974.80
From January 16, 2015 to and including August 31, 2015	$94,640,381.04

SCHEDULE III

The Funding Bank shall have the right upon the occurrence of any of the events listed below to terminate the Letter of Credit in accordance with the terms of the Letter of Credit.

(i)           the Company shall (a) fail to pay when due any amount payable under Section 2 of the Reimbursement Agreement, (b) fail to pay any amount payable under Section 3 of the Reimbursement Agreement within five (5) Business Days after the same shall become due, or (c) fail to observe or perform any covenant or agreement contained in any of the Collateral Agreements; or

(ii)           the Company shall violate any covenant contained in Section 12 of the Reimbursement Agreement, except for violations resulting from an involuntary lien under Section 12(e) of the Reimbursement Agreement; or

(iii)           the Company shall fail to observe or perform any covenant contained in Section 11(g)(i) of the Reimbursement Agreement; or

(iv)           the Company shall fail to make, or cause to be made, after the passage of any applicable grace period, any payment or payments specified in Section 15(i) of any of the Facility Leases; or

(v)           the Company shall fail to observe or perform any covenant or agreement contained in the Reimbursement Agreement (other than those covered by clauses (i), (ii) and (iii) above) for 30 days after written notice thereof has been given to the Company by the Administrating Bank or any Bank; or

(vi)           any representation, warranty, certification or statement made by the Company in the Reimbursement Agreement or in any certificate, financial statement or other document delivered pursuant to the Reimbursement Agreement shall prove to have been incorrect or misleading in any material respect when made; or

(vii)           any material provision of the Reimbursement Agreement or any Collateral Agreement shall at any time for any reason cease to be valid and binding upon the Company, or shall be declared to be null and void, or the validity or enforceability thereof shall be contested by the Company or any governmental agency or authority, or the Company shall deny that it has any or further liability or obligation under the Reimbursement Agreement or any Collateral Agreement; or

(viii)           (a) the Company or any Subsidiary of the Company shall fail to make any payment of any amount in respect of any Obligations, or to make any payment of any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in such agreement or instrument relating to such Obligations;

(b)           any other default under any agreement or instrument relating to any Obligations of the Company or any Subsidiary of the Company, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate (other than by a specified mandatory redemption provision in connection with pollution control bonds unrelated to any default or event of default with respect thereto) the maturity of any such Obligations and if the total of all such Obligations which (x) have become due and not been paid under clause (viii)(a) and (y) have been accelerated under this clause (viii)(b) shall exceed $10,000,000 in the aggregate;

(c)           if any EOL Term Advances or DLE Term Advances are outstanding, Entergy shall fail to make any payment of any amount in respect of any of its Obligations the aggregate principal amount of which is greater than $25,000,000, or to make any payment of any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in such agreement or instrument relating to such Obligations;

(d)           if any EOL Term Advances or DLE Term Advances are outstanding, any other default under any agreement or instrument relating to any Obligations of Entergy the aggregate principal amount of which is greater than $25,000,000, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate (other than by a specified mandatory redemption provision in connection with pollution control bonds unrelated to any default or event of default with respect thereto) the maturity of any Obligations and if the total of all such Obligations which (x) have become due and not been paid under clause (viii)(c) and (y) have been accelerated under this clause (viii)(d) shall exceed $25,000,000 in the aggregate; or

(e)           any Obligations of the Company or any Subsidiary of the Company the aggregate principal amount of which is greater than $10,000,000, or if any EOL Term Advances or DLE Term Advances are outstanding, any Obligations of Entergy the aggregate principal amount of which is greater than $25,000,000, in any case shall be declared due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment or a specified mandatory redemption provision in connection with pollution control bonds unrelated to any default or event of default with respect thereof) prior to the stated maturity thereof; or

(ix)           an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (a) relief in respect of the Company, any Significant Operating Company or Significant Operating Group or of a substantial part of its or their property or assets, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (b) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such company or group, or for a substantial part of its or their property or assets, or (c) the winding-up or liquidation of the Company or any Significant Operating Company or Significant Operating Group; and such proceeding or petition shall continue undismissed for 60 days, or an order or decree approving or ordering any of the foregoing shall be entered; or

(x)           the Company or any Significant Operating Company or Significant Operating Group shall (a) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (b) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (ix) above, (c) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such company or companies, or for a substantial part of its or their property or assets, (d) file an answer admitting the material allegations of a petition filed against it or them in any such proceeding, (e) make a general assignment for the benefit of creditors, (f) become unable, admit in writing its or their inability or fail generally to pay its or their debts as they become due or (g) take any action for the purpose of effecting any of the foregoing; or

(xi)           any judgment or order for the payment of money exceeding any applicable insurance coverage by more than $10,000,000 shall be rendered against the Company or any Subsidiary of the Company and shall remain undischarged or unstayed for 30 days and enforcement proceedings shall have been commenced by any creditor upon such judgment or order; or

(xii)           within 30 days after the reporting of any Termination Event to the Administrating Bank, the Administrating Bank shall have notified the Company in writing that the Required Banks have made a reasonable determination that, on the basis of such Termination Event, the financial condition of the Company is, or could reasonably be expected to become, materially and adversely affected; or

(xiii)           the Reimbursement Agreement or any Collateral Agreement, or any material provision thereof, shall for any reason cease to be, or be asserted by either the Company, Entergy, any Operating Company or any Governmental Authority not to be, a legal, valid and binding obligation of the Company, Entergy or the Operating Companies, enforceable in accordance with its terms; or the security interest or Lien purported to be created by any Collateral Agreement shall for any reason cease to be, or be asserted by the Company not to be, a valid, first priority perfected security interest (subject to no Liens, except Liens not prohibited by Section 12(e) of the Reimbursement Agreement) in the Collateral as defined under each such Collateral Agreement; or

(xiv)           Entergy shall cease to own, directly or indirectly, free and clear of all Liens whatsoever, all of the common stock equity, voting stock and other voting equity interests (including, without limitation, limited liability company membership interests) of any of the Company, EAI, ELI, EMI or ENOI (other than (a) non-voting preferred stock and other non-voting preferred equity interests (including, without limitation, non-voting limited liability company membership interests that are entitled to distributions prior to the payment of distributions with respect to other limited liability company membership interests) of any such Person which has or may have only limited voting rights upon the occurrence of any default or other contingency and (b) voting preferred stock and other voting preferred equity interests (including, without limitation, voting limited liability company membership interests that are entitled to distributions prior to the payment of distributions with respect to other limited liability company membership interests) of any such Person having not more than 30% of the total voting power of all voting capital stock and other voting equity interests (including, without limitation, voting limited liability company membership interests) of such Person); or

(xv)           any change in Applicable Law or any Governmental Action (including revocation or modification of any required regulatory approval) shall occur which adversely affects, in other than immaterial ways, (I) the obligations or ability of the Company, Entergy, any Operating Company, any Owner Trustee, the Indenture Trustee, the Owner Participant, the Other Owner Participant, the Funding Corporation, the Cypress Funding Bank, the Funding Bank, the Administrating Bank, any Participating Bank or any Participant to make any required payment under, or otherwise to perform, or the right or ability of any such Person to enforce its rights under, the Reimbursement Agreement or any of the other Transaction Documents or (II) the value of the Collateral Agreements or the Lease Indenture Estate, unless such result can be avoided by action which is within the control of and can be taken by a Bank or Participant within a reasonable period of time, and which is not adverse to the interests of or onerous to such Bank (and each Bank and Participant has covenanted with each other Bank and Participant to take any such action).

Capitalized terms used herein and not otherwise defined herein have the meanings given to them in the Letter of Credit.

SCHEDULE 1
to Fifth Amendment and Consent

Participating Bank                                                                           Participation Percentage

Union Bank, N.A.                                                                                      16.406646042%
U.S. Bank National Association                                                             16.406646042%
BNP Paribas                                                                                               16.406646042%
Mizuho Corporate Bank, Ltd.                                                                  13.567034227%
Wells Fargo Bank, National Association                                              13.567034227%
CoBank, ACB                                                                                             13.567034227%
The Bank of Tokyo-Mitsubishi UFJ, Ltd.                                             10.078959193%

SCHEDULE 3

PRICING SCHEDULE

The “Eurodollar Spread”, “Participation Fee Rate”, “ABR Spread” and “Commitment Fee Rate” for any day are the respective annual percentage rates set forth below in the applicable row under the column corresponding to the Status that exists on such day:

	≥A-/A3	BBB+/Baa1	BBB/Baa2	BBB-/Baa3	≤BB+/Ba1
Status	Level 1	Level 2	Level 3	Level 4	Level 5
Eurodollar Spread (and Participation Fee Rate)	1.125%	1.250%	1.500%	1.750%	2.000%
ABR Spread	0.125%	0.250%	0.500%	0.750%	1.000%
Commitment Fee Rate	0.125%	0.175%	0.225%	0.275%	0.375%

For purposes of this Pricing Schedule, the following terms have the following meanings:

“Level 1 Status” exists at any date if, at such date, the Index Debt is rated A- or higher by S&P and A3 or higher by Moody’s.

“Level 2 Status” exists at any date if, at such date (i) the Index Debt is rated BBB+ or higher by S&P and Baa1 or higher by Moody’s and (ii) Level 1 Status does not exist.

“Level 3 Status” exists at any date if, at such date (i) the Index Debt is rated BBB or higher by S&P and Baa2 or higher by Moody’s and (ii) neither Level 1 Status nor Level 2 Status exists.

“Level 4 Status” exists at any date if, at such date (i) the Index Debt is rated BBB- or higher by S&P and Baa3 or higher by Moody’s and (ii) none of Level 1 Status, Level 2 Status or Level 3 Status exists.

“Level 5 Status” exists at any date if, at such date, no other Status exists.

“Status” refers to the determination of which of Level 1 Status, Level 2 Status, Level 3 Status, Level 4 Status, or Level 5 Status exists at any date.

Notwithstanding the foregoing, if the Index Debt is split-rated and the ratings differential is two or more ratings levels, the Status shall be determined based on the lower rating, assuming that (a) the lower rating is equal to the midpoint of the two ratings (e.g., for a split rating of A-/Baa2, BBB+ is the midpoint and will be deemed to be the lower rating, and for a split rating of BB+/A3, Baa2 is the midpoint and will be deemed to be the lower rating) or (b) if there is no exact midpoint, the lower rating is equal to the lower of the two middle intermediate ratings (e.g., for a split rating of A-/Baa3, BBB is the lower of the two middle intermediate ratings and will be deemed to be the lower rating, and for a split rating of BB+/Baa1, Baa3 is the lower of the two middle intermediate ratings and will be deemed to be the lower rating).

If at any time the Index Debt is unrated by Moody’s or S&P, Level 5 Status shall exist; provided that if the reason that there is no such Moody’s rating or S&P rating results from Moody’s or S&P, as the case may be, ceasing to issue debt ratings generally, then the Account Party and the Administrating Bank may select another nationally-recognized rating agency to substitute for Moody’s or S&P, as applicable, for purposes of the foregoing Schedule (and all references herein to Moody’s or S&P, as applicable, shall refer to such substitute rating agency), and until a substitute nationally-recognized rating agency is so selected the Status shall be determined by reference to the rating most recently in effect prior to such cessation.

The Eurodollar Spread, Participation Fee Rate, ABR Spread and Commitment Fee Rate shall be increased or decreased in accordance with the foregoing Schedule upon any change in the applicable ratings of the Index Debt.  The ratings of the Index Debt in effect at any date are those in effect at the close of business on such date.